EXHIBIT 99.4

GENERAL EMPLOYMENT ENTERPRISES, INC.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial information is based on the historical financial statements of General Employment Enterprises, Inc. (the "Company") and Paladin Consulting Inc. ("Paladin"), after giving effect to the Company's acquisition of Paladin. The notes to the unaudited pro forma financial information describe the reclassifications and adjustments to the financial information presented.

The unaudited pro forma combined balance sheet as of December 31, 2015 and statements of operations for the three month period ended December 31, 2015 and the year ended September 30, 2015, are presented as if the acquisition of Paladins had occurred on September 30, 2014 and were carried forward through each of the periods presented.

The allocation of the purchase price used in the unaudited pro forma combined financial information is based upon the respective fair values of the assets and liabilities of Paladin as of the date on which the Paladin Stock Purchase agreement was signed and the final working capital review has not been completed at the time of this financial statement release.

The unaudited pro forma combined financial information is not intended to represent or be indicative of the Company's consolidated results of operations or financial position that the Company would have reported had the Paladin acquisition been completed as of the dates presented, and should not be taken as a representation of the Company's future consolidated results of operation or financial position.

The unaudited pro forma combined financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of the Company included in the annual report on form 10-K for the year ended September 30, 2015.

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GENERAL EMPLOYMENT ENTERPRISES, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2015

(UNAUDITED)

(In Thousands)
	GENERAL EMPLOYMENT	PALADIN	PROFORMA ADJUSTMENTS		PROFORMA
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,610	$78	(1,672	)(6)	$3,016
Accounts receivable	8,829	2,168	-		10,997
Other current assets	793	109	-		902
Total current assets	14,232	2,355	-		14,915
Property and equipment, net	675	122	-		797
Other long-term assets	47	-	-		47
Goodwill	15,906	-	2,100	(5)	18,006
Intangible assets, net	10,474	-	1,762	(4)	12,236
Other assets	-	18	-		18
TOTAL ASSETS	$41,334	$2,495	-		$46,019

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Short-term debt	$4,245	$2,438	-		$6,683
Accounts payable	2,010	146	-		2,156
Accrued compensation	2,392	710	-		3,102
Other current liabilities	1,121	275	-		1,396
Short-term subordinated debt	1,490	81	-	(2)	1,571
Contingent consideration	3,000	-	1,000	(3)	4,000
Total current liabilities	14,258	3,650	-		18,908
Deferred rent	250	35	-		285
Subordinated debt	5,035	-	-		5,035
Total long-term liabilities	5,285	35	-		5,320
Commitments and contingencies
SHAREHOLDERS' EQUITY
Preferred stock; no par value; authorized - 20,000 shares; issued and outstanding - none	-	-	-		-
Common stock, no-par value; authorized - 200,000 shares; issued and outstanding - 8,833 shares	36,440	6	(6	)(1)	36,440
(Accumulated deficit) retained earnings	(14,649)	(1,196)	1,196	(1)	(14,649)
Total shareholders' equity	21,791	(1,190)	-		21,791
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$41,334	$2,495	-		$46,019

Adjustments to the Pro Forma Consolidated Balance Sheet

(1)	Elimination of Paladin's Capital Stock and retained earnings as part of purchase accounting
(2)	$0 was recorded for the loan to sellers since negative working capital is greater than $1,000,000
(3)	Represents the estimated contingent consideration to be paid to sellers based on EBITDA, minus expected repayment of negative working capital shortfall
(4)	Represents the management estimated intangible asset as of closing date, to be verified post acquisition with full purchase price allocation
(5)	Represents the management estimated goodwill as of closing date, to be verified post acquisition with full purchase price allocation
(6)	Represents the initial cash paid at closing

See notes to unaudited pro forma combined financial information.

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GENERAL EMPLOYMENT ENTERPRISES, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED DECEMBER 31, 2015

(UNAUDITED)

Three months ended December 31, 2015
(In Thousands, Except Per Share Data)	GENERAL EMPLOYMENT	PALADIN	PROFORMA ADJUSTMENTS		PROFORMA

NET REVENUES:
Contract staffing services	$15,999	$4,748	-		$20,747
Direct hire placement services	1,626	38	-		1,664
			-
NET REVENUES	17,625	4,786	-		22,411
Cost of contract services	12,337	3,896	-		16,233
Selling, general and administrative expenses	4,508	730	-		5,243
Acquisition, integration and restructuring expense	446	200	-		646
Depreciation expense	66	19	-		80
Amortization of intangible assets	337	-	55	(a)	392
			-
LOSS FROM OPERATIONS	(69)	(59)	-		(183)
Interest expense	325	24	-		349
			-
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAX PROVISION	(394)	(83)	-		(532)
Provision for income tax	-	-	-		-
			-
NET LOSS	$(394)	$(83)	-		$(532)
BASIC LOSS PER SHARE	(0.04)	$-	-		$(0.06)
WEIGHTED AVERAGE NUMBER OF SHARES -DILUTED	9,247	-	-		9,247

(a) Represents estimated amortization of intangible assets related to Access

See notes to unaudited pro forma combined financial information.

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GENERAL EMPLOYMENT ENTERPRISES, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED SEPTEMBER 30, 2015

(UNAUDITED)

Year ended September 30, 2015
	GENERAL		PROFORMA
(In Thousands, Except Per Share Data)	EMPLOYMENT	PALADIN	ADJUSTMENTS		PROFORMA

NET REVENUES:
Contract staffing services	$36,722	$22,180	-		$58,902
Direct hire placement services	6,665	419	-		7,084
NET REVENUES	43,387	22,599	-		65,986
Cost of contract services	30,234	17,870	-		48,104
Selling, general and administrative expenses	13,640	4,263	-		17,903
Acquisition, integration and restructuring expense	373	-	-		373
Depreciation expense	325	73	-		398
Amortization of intangible assets	448		220	(a)	668
INCOME (LOSS) FROM OPERATIONS	(1,633)	393	-		(1,460)
Loss on change in derivative liability	2,251	-	-		2,251
Loss on extinguisment of debt	234	-	-		234
Interest expense	544	159	-		703
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAX PROVISION	(4,662)	234	-		(4,648)
Provision for income tax	-	-	-		-
NET INCOME (LOSS)	$(4,662)	$234	-		$(4,648)
			-
BASIC AND DILUTED LOSS PER SHARE	$(1.14)	$-	-		$(1.14)
WEIGHTED AVERAGE NUMBER OF SHARES - BASIC AND DILUTED	4,084	-	-		4,084

(a) Represents estimated amortization of intangible assets related to Paladin

See notes to unaudited pro forma combined financial information.

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GENERAL EMPLOYMENT ENTERPRISES, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

1. BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma combined balance sheet as of December 31, 2015, and the unaudited pro forma statements of operations for the three months ended December 31, 2015 and the year ended September 30, 2015, are based on the historical financial statements of the Company and Paladin after giving effect to the Company's acquisition of Paladin and reclassification and adjustments described in the accompanying notes to the unaudited pro forma combined financial information.

The Company accounts for business combinations pursuant to Accounting Standards Codification ASC 805, Business Combinations. In accordance with ASC 805, the Company uses it best estimates and assumptions to accurately assign fair value to the assets acquired and the liabilities assumed at the acquisition date. Goodwill as of the acquisition date is measured as the excess of the purchase consideration over the fair value of the assets acquired and the liabilities assumed.

The fair values assigned to Paladin's assets acquired and liabilities assumed are based on management's estimates and assumptions. The estimated fair values of these assets acquired and liabilities assumed are considered preliminary and are based on the information that was available as of the date of acquisition. The Company believes that the information provides a reasonable basis for estimating the fair values of assets acquired and liabilities assumed, but is waiting for additional information, primarily related to estimated values of current and non-current income taxes payable and deferred taxes, which are subject to change, pending the finalization of certain tax returns. The Company expects to finalize the valuation of the assets and liabilities as soon as practicable, but not later than one year from the acquisition date.

The unaudited pro forma combined financial information is not intended to represent or be indicative of the Company's consolidated results of operations or financial position that the Company would have reported had the Paladin acquisition been completed as of the dates presented, and should not be taken as a representation of the Company's future consolidated results of operation or financial position.

The unaudited pro forma combined financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of the Company included in the annual report on Form 10-K for the year ended September 30, 2015.

Accounting Periods Presented

For purposes of these unaudited pro forma combined financial information, Paladin's historical year end September 30, have been aligned to more closely conform to the Company's year end of September 30, as explained below. Certain pro forma adjustments were made to conform Paladin's accounting policies to the Company's accounting policies as noted below.

The unaudited pro forma combined balance sheet as of December 31, 2015 and the statements of operations for the three months ended December 31, 2015 and the year ended September 30, 2015, are presented as if the acquisition of Paladin had occurred on September 30, 2014 and were carried forward through each of the periods presented.

Reclassifications

The Company reclassified certain accounts in the presentation of Paladin's historical financial statements in order to conform to the Company's presentation.

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2. ACQUISITION OF PALADIN

The Company entered into a Stock Purchase Agreement dated as of January 1, 2016 (the "Paladin Agreement") with Enoch S. Timothy and Dorothy Timothy (collectively, the "Sellers"). Pursuant to the terms of the Paladin Agreement the Company acquired on January 1, 2016, 100% of the outstanding stock of Paladin Consulting Inc., a Texas corporation ("Paladin"), for a purchase price (the "Purchase Price") equal to $1,750,000, minus the Circle Lending Loan Amount (as defined below) plus up to $1,000,000 in contingent promissory notes, minus the NWC Reduction Amount (as defined below) (if any) plus up to $1,250,000 of "earnouts".

The consideration shall be paid as follows:

•	Cash Payment to Sellers. At the closing, the Company paid to the Sellers $1,672,176 in cash.

•

Contingent Promissory Notes. Up to an additional $1,000,000 of the Purchase Price shall subsequently be paid by the Company to the Sellers in the form of contingent Promissory Notes (the "Promissory Notes") if (i) the final determination of the Revenue (as defined in the Paladin Agreement) for the period beginning on January 1, 2016 and ending on December 31, 2016 (the "Earnout Period") exceeds $15,000,000 and (ii) Adjusted EBITDA (as defined in the Paladin Agreement) for the Earnout Period, exceeds $500,000. The principal amount of the Promissory Notes is subject to reduction by the NWC Reduction Amount (as defined below).

•

NWC Reduction Amount. The Sellers have agreed to pay to the Company the amount by which the Net Working Capital of Paladin (defined as Paladin's Current Assets, determined in accordance with GAAP minus Paladin's Current Liabilities, determined in accordance with GAAP) is a negative number. The Purchase Price shall be reduced dollar for dollar for each dollar by which the Net Working Capital is a negative amount (i.e., less than $0). The amount by which the Net Working Capital is less than $0 is the "NWC Reduction Amount." The reduction shall first be applied to reduce the $1,000,000 portion of the Purchase Price that is the Promissory Notes. If the reduction exceeds $1,000,000, then that excess shall be immediately paid by the Sellers via a wire transfer of the applicable dollar amount to the Company.

•

Earnout Payment. Up to an additional $750,000 of the Purchase Price (the "Earnout") will subsequently be paid by the Company to Sellers with respect to the Earnout Period, in accordance with and subject to the terms and conditions in the Paladin Agreement. Any Earnout payment made by the Company, shall, at the option of the Company, be paid (i) in shares of common stock of the Company or (ii) in immediately available funds. Certain "Retention Bonuses" (as defined in the Paladin Agreement) paid to employees of Paladin on or before February 1, 2017, but not exceeding $275,000 in the aggregate will reduce the Earnout payment.

•

Additional Stock Earnout Payment. If in the final determination the adjusted EBITDA is greater than $650,000 in accordance with the Paladin Agreement, up to an additional $500,000 of the Purchase Price (the "Additional Earnout") will subsequently be paid by the Company to Sellers in accordance with and subject to the terms and conditions in the Paladin Agreement. Any such Additional Earnout payment shall be paid in shares of common stock of the Company.

•

Subordinated Deferred Payment Rights. Notwithstanding the above, the Sellers have agreed that the Earnout Payment and Additional Stock Earnout Payment shall be subordinate and junior in right of payment to any "Senior Indebtedness" (as defined in the Paladin Agreement) now or hereafter existing to "Senior Lenders" (current or future) (as defined in the Paladin Agreement).

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The Company utilized a portion of the proceeds from the private placement of a $4,185,000 subordinated promissory note to JAX Legacy – Investment 1, LLC, that it completed on October 2, 2015, to finance the payment of the cash portion of the Purchase Price of Paladin.

Under the purchase method of accounting, the transaction was valued for accounting purposes at an estimated $2,672,000, which was the estimated fair value of the consideration paid by the Company, after it was determined post-closing that the estimated net negative working capital was approximately $1,295,000. The estimate was based on the consideration paid of $2,672,000 based on the initial cash payment of approximately $1,672,000 and contingent consideration of approximately $1,000,000

The assets and liabilities of Paladin will be recorded at their respective fair values as of the closing date of the Paladin Agreement, and the following table summarizes these values based on the estimated balance sheet at January 1, 2016.

The intangibles will be recorded, based on the Company's estimate of fair value, which are expected to consist primarily of customer lists with an estimated life of five to ten years and goodwill. Upon completion of an independent purchase price allocation and valuation, the allocation intangible assets will be adjusted accordingly.

$2,495	Assets Purchased
3,685	Liabilities Assumed
(1,190)	Net Assets Purchased
2,672	Purchase Price
$3,862	Intangible Asset from Purchase

3. PRO FORMA ADJUSTMENTS

(1)	Elimination of Paladin's Capital Stock and retained earnings as part of purchase accounting.
(2)	$0 was recorded for the loan to sellers since negative working capital is greater than $1,000,000.
(3)	Represents the estimated contingent consideration to be paid to sellers based on EBITDA, minus expected repayment of negative working capital shortfall.
(4)	Represents the management estimated intangible asset as of closing date, to be verified post acquisition with full purchase price allocation.
(5)	Represents the management estimated goodwill as of closing date, to be verified post acquisition with full purchase price allocation.
(6)	Represents the initial cash paid at closing

(a)	Represents estimated amortization of intangible assets related to Paladin

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